UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2015

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28284 (Commission File Number)	23-2707366 (I.R.S. Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada, Suite 200	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.               Submission of Matters to a Vote of Security Holders.

Tucows Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on September 8, 2015. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on July 28, 2015, were voted on at the Annual Meeting. The results of such voting are as indicated below.

1. Election of Directors

The Company’s shareholders voted upon and elected the following nominees to serve on the Company’s Board of Directors for a term of one year expiring at the 2016 Annual Meeting of Shareholders.

Director	For	Authority Withheld
Allen Karp	3,920,754	108,011
Elliot Noss	3,941,868	86,897
Erez Gissin	3,938,254	90,511
Jeffery Schwartz	3,938,504	90,261
Joichi Ito	2,967,352	1,061,413
Rawleigh Ralls	3,938,006	90,759
Robin Chase	3,933,668	95,097

There were 2,872,411 broker non-votes with respect to the election of directors.

2. Approval to Amend and Restate 2006 Equity Compensation Plan

The Company’s shareholders voted upon and approved the proposal to amend and restate the 2006 Equity Compensation Plan.

For	Against	Abstain
3,843,523	172,509	12,733

3. Ratification of Appointment of Independent Auditors

The Company’s shareholders voted upon and ratified the appointment of KPMG LLP as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2015

For	Against	Abstain
6,764,009	101,969	35,198

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: September 9, 2015